Exhibit 10.73

SECOND AMENDMENT TO LEASE

THIS AGREEMENT made as of this 18th day of November 2003 by and between ESTATE OF RUSSELL BERRIE (“Landlord”) and RUSS BERRIE & CO. (WEST), INC. (“Tenant”).

WITNESSETH

WHEREAS, HUNTER STREET, INC., and RUSS BERRIE & CO. (WEST), INC. entered into a lease dated July 1, 1987, which was later amended by the First Amendment to Lease dated March 15, 1994, (as amended, the “Lease”) covering premises known as South McDowell Extension, Petaluma, California, as more particularly described on Schedule “A” of the Lease (the “Premises”); and

WHEREAS, Russell Berrie, who was successor in title to Hunter Street, Inc., is deceased and his estate is now the Landlord under the Lease; and

WHEREAS, the Lease terminates on June 30, 2004; and

WHEREAS, by letter dated May 12, 2003, Tenant notified Landlord that it would not exercise its option to renew the Lease and would vacate the premises on or before the date of termination of the Lease;

WHEREAS, Tenant now wishes to extend its tenancy beyond the termination date of Lease and Landlord has agreed to extend the term of the lease on the terms and conditions agreed to by the parties as hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, which by reference are incorporated herein, and for ten dollars and other good and valuable consideration, the parties agree as follows:

1.             Section 1.02, entitled “Term of Lease,” shall be deleted in its entirety and shall be replaced with the following paragraph to read as follows:

Section 1.02  Term of Lease             To have and to hold unto the Tenant, its successors and permitted assigns, for a term to commence on the commencement date as defined in Article 5 hereof, and to terminate on June 30, 2005, unless sooner terminated or extended, as otherwise hereinafter provided.

2.             Section 3.01 of the Lease shall be amended effective as of July 1, 2004 and thereafter by adding the following:

Section 3.01   Effective July 1, 2004 to and through June 30, 2005, the Tenant shall pay to the Landlord as net annual basic rent (the “Basic Rent”) for the Demised Premises the sum of Nine Hundred Thirty-Seven Thousand and No/100 Dollars ($937,000.00) per annum, payable in equal monthly installments of Seventy-Eight Thousand Eighty-Three and 33/100 Dollars ($78,083.33) due and payable the first day of each and every month in advance.  Said rent and all payments due hereunder shall be paid as specified above, or as Landlord may otherwise direct in writing.  It is the intention of the parties that the Basic Rent shall be net to the Landlord, so that this Lease shall yield to the Landlord the Basic Rent during the term so specified and that all costs, expenses and obligations of every kind and nature whatsoever relating to the Demised

Premises shall be paid by the Tenant, except as otherwise specifically provided in this Lease.

3.             Article 24.06 of the Lease, entitled “Renewal Option A.” and “B. Basic Rent”, shall be deleted in its entirety and shall be replaced with the following paragraph to read as follows:

Section 24.06   Renewal Option   A. Providing that an event of default has not occurred and is not then continuing, Tenant may renew the term of this Lease for a period of one (1) year, commencing on July 1, 2005 and terminating June 30, 2006, for the same Basic Rent in sum of Nine Hundred Thirty-Seven Thousand and No/100 Dollars ($937,000.00) per annum, payable in equal monthly installments of Seventy-Eight Thousand Eighty-Three and 33/100 Dollars ($78,083.33). Such renewal shall be subject to all terms and conditions of this Lease. Said option shall be exercised by the Tenant delivering written notice to the Landlord no later than the close of business August 1, 2004.  Said notice shall be delivered in accordance with Article 16 of the Lease.

4.             In the event of a conflict between the terms of the Lease and the terms of this Second Amendment to Lease, the terms of this Second Amendment shall prevail.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.  Except as otherwise provided herein to the contrary, the parties ratify and confirm all the terms, covenants and conditions of the Lease and all of said provisions are incorporated herein as though set forth at length.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

WITNESS	ESTATE OF RUSSELL BERRIE,
Landlord

11/18/03	/s/ Ilan Kaufthal
Ilan Kaufthal, solely in his capacity as an executor of the Estate of Russell Berrie

11/18/03	/s/ Angelica Urra Berrie
Angelica Urra Berrie, solely in her capacity as an executor of the Estate of Russell Berrie

11/18/03	/s/ Myron Rosner
Myron Rosner, solely in his capacity as an executor of the Estate of Russell Berrie

WITNESS	RUSS BERRIE & CO. (WEST), INC.,
Tenant

11/18/03	By:	/s/ A. Curts Cooke
Name: A. Curts Cooke
Title: Vice President